UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2022

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On June 9, 2022, Timur Turlov, the chief executive officer, chairman and majority shareholder of Freedom Holding Corp. (the "Company") was granted Kazakhstani citizenship. Kazakhstani law required him to relinquish his citizenship in the Russian Federation and his citizenship in Saint Kitts and Nevis when Kazakhstani citizenship was granted to him.

Planned Divestiture of Russian Subsidiaries

In the Company's Annual Report on Form 10-K (the "annual report") filed with the U.S. Securities and Exchange Commission ("SEC") on May 31, 2022, the Company disclosed that in response to the large-scale Russian military action against Ukraine, and the consequent U.S., UK and EU economic sanctions and Russian countersanctions, it had determined it would divest its interest in its two Russian subsidiaries, Investment Company Freedom Finance LLC ("Freedom Russia") and FFIN Bank LLC ("Freedom Bank RU"), collectively the "Russian Subsidiaries."

As a result of guidance recently published by the Treasury Department’s Office of Foreign Assets Control ("OFAC") concerning U.S. sanctions impacting investment in, and divestiture of Russian companies by U.S. Persons, the Company has determined that the divestiture of the Russian Subsidiaries will not be accomplished in the manner originally envisioned. While the Company intends to divest the Russian Subsidiaries at some future time, any transaction entertained by the Company must comply with U.S. sanctions and related OFAC guidance in effect at the time of the divestiture. Until such time as the Company is approached by a willing and able buyer, in a manner consistent with U.S. sanctions, the Company will provide financial support only for "maintenance" of its investment in the Russian Subsidiaries consistent with its previously established practices and in support of pre-existing projects and operations in conformity with OFAC guidance concerning such activities. The Company will not engage in funding of new projects or expansion of pre-existing projects of the Russian Subsidiaries.

Planned Corporate Restructuring

In the annual report, the Company also disclosed its intent to engage in a corporate restructuring pursuant to which its second-tier subsidiary Freedom Finance JSC ("Freedom KZ") (with its subsidiaries) will become wholly owned directly by Freedom Holding Corp. The Company will continue to pursue this restructuring in an expeditious manner.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "anticipate," "believe," "continue," "could," "expect," "if," "intent," "might," "plans," "remains," "will," and "would" or other similar expressions and their negatives used in connection with any discussion of future plans, actions, events or anticipated outcomes.

Forward-looking statements are not guarantees of future actions, events, impacts or outcomes, and involve known and unknown risks and uncertainties. These risks and uncertainties include, but are not limited to the risk that: the U.S., EU, UK, Russia or other countries issue sanctions and/or countersanctions that make it impossible or impracticable for the Company to divest or maintain its Russian Subsidiaries and/or to complete the proposed corporate restructuring; and the risk that due to the continuously evolving nature of such sanctions and countersanctions, any action or transaction undertaken by the Company or its subsidiaries might violate such sanctions and countersanctions, despite the Company's efforts to interpret, understand and comply with them.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, as current events are fluid and evolving and actual outcomes and results could differ materially as a result of factors discussed above or as a result of other factors the Company may not have identified, or properly understood. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date any such forward-looking statements are made or to reflect the occurrence of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: June 16, 2022	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

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